Exhibit 99.2

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of the management of Equity Bancshares, Inc. (“Equity,” “we,” “us,” “our,” “the company”) with respect to, among other things, future events, the expected benefits of the Frontier Holdings, LLC (“Frontier”) transaction, and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; the possibility that the expected benefits related to the proposed transaction Frontier and with the completed transaction with NBC Corp. of Oklahoma may not materialize as expected; the proposed transaction not being timely completed, if completed at all; prior to the completion of the proposed transaction, the business of Frontier experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, difficulty retaining key employees; the ability to obtain regulatory approval of the Frontier transactions; and the ability to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; and similar variables. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2025, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue. Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this presentation.  Numbers in the presentation may not sum due to rounding. Forward Looking Statements

Strategic Execution Of Acquisitions EQBK Growth Since 2010 Overview $6.4B Total Assets $4.2B Total Loans $5.1B Total Deposits $851M Market Capitalization1 9.94% Tangible Common Equity / Tangible Assets2 13.08% Common Equity Tier 1 16.31% Total Risk-Based Capital $32.86 Tangible Book Value Per Share2 Most Recent Acquisition: Frontier Bank Merger Closed on January 1, 2026 Equity Bancshares, Inc.| NYSE: EQBK # of Acquisitions4 EQBK Total Assets ($M) +26.2% Asset CAGR including acquisitions3 15 Total Acquisitions 2 Years Avg. Tangible Book Value Earnback 8% Avg. Earnings Per Share Accretion 1 1 1 3 3 1 1 2 2 Market Capitalization as of 12/31/2025 Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. Compound Annual Growth Rate since 2010 # of acquisitions based on date of completion. EQBK + Frontier Bank

Leadership Team Brad Elliott Equity Bancshares, Inc. Chairman & CEO Years in Banking: 37 Founded Equity Bank in 2002 2018 EY Entrepreneur of the Year National Finalist 2014 Most Influential CEO, Wichita Business Journal Chris Navratil Chief Financial Officer Years in Banking: 15 Chief Financial Officer since August 2023. Previously served as Bank CFO and prior to Equity, spent 7 years within the Financial Institution Audit Practice with Crowe LLP Brett Reber General Counsel Years in Law: 38 Prior to joining Equity Bank, he served as Managing Member of the Wise & Reber, L.C. law firm. Brett has practiced corporate and business law for over 30 years. David Pass Chief Information Officer Years in Banking: 25 Previously served in IT leadership positions at UMB Financial Corporation and CoBiz Financial. Rick Sems Equity Bank CEO Years in Banking: 26 Equity Bank CEO since May 2024. Joined Equity Bank as President in May 2023. Prior to joining, Rick served as Chief Banking Officer of First Bank in St. Louis and President & CEO of Reliance Bank Julie Huber Chief Operating Officer Years in Banking: 36 Chief Operating Officer since May 2024. Served in variety of leadership roles in her time at Equity Bank including overseeing our operations, HR, compliance functions and sales and training, and as managed the integration process for each acquisition. Kryzsztof Slupkowski Chief Credit Officer Years in Banking: 13 Chief Credit Officer since September 2023. Served as Metro Market CCO since 2018, previously served in various credit function at Commerce Bancshares. Ann Knutson Chief Human Resources Officer Years in Banking: 18 Previously served in human resource leadership positions at Bank Five Nine and Summit Credit Union

Organic Growth Strategic Mergers & Acquisitions Disciplined Credit Standards Effective Balance Sheet & Capital Management EPS & Tangible Book Value Growth Our guiding principles and commitment to entrepreneurial spirit are part of our longstanding framework for delivering shareholder value Our Value Proposition

Tangible Book Value per common share. Non-GAAP Measure. For a reconciliation of Non-GAAP measures, please see appendix. Tangible Book Value Per Share | IPO to Current Tangible Book Value Per Share | Quarter over Quarter Walk During the quarter, Tangible Book Value increased $1.17 from $31.69 to $32.86 Since IPO, Tangible Book Value increased $16.89 from $15.97 to $32.86 Tangible Book Value Per Share1 7.48% TBVPS CAGR

4th Quarter 2025 | Financial Highlights Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. Excludes Day 2 Merger provision of $6.2M $24.2M Core Net Income1 $1.26 Core Earnings Per Share1 $5.1B Total Deposits $4.2B Gross Loans Key Performance Metrics 4Q 2025 3Q 2025 2Q 2025 Earnings & Profitability Earnings Per Share | Core Earnings Per Share1 $1.16 | $1.26 $(1.55) | $1.21 $0.87 | $0.99 Book Value Per Share | TBV Per Share1 $38.64 | $32.86 $37.25 | $31.69 $36.27 | $32.17 Net Income | Core Net Income1 $22.1M | $24.2M $(29.7)M | $23.3M $15.3M | $17.5M Net Interest Margin 4.47% 4.45% 4.17% Efficiency Ratio1 59.98% 58.31% 63.62% ROAA | Core ROAA 1 1.43% | 1.57% (1.93)% | 1.51% 1.18% | 1.35% ROAE | Core ROATCE 1 12.07% | 15.56% (16.45)% | 14.30% 9.76% | 12.64% Balance Sheet & Capital Total Loans $4.2B $4.3B $3.6B Total Deposits $5.1B $5.1B $4.2B Total Equity / Total Assets | TCE / TA1 11.49% | 9.94% 11.18% | 9.68% 11.83% | 10.63% CET 1 Capital Ratio 13.08% 12.84% 15.07% Total Risk-based Capital Ratio 16.31% 16.09% 16.84% Asset Quality Provision for Credit Losses $(0.0)M $0.0M2 $0.0M NCOs / Avg. Loans 0.07% 0.10% 0.06% NPAs / Total Assets 0.73% 0.83% 0.85% Classified Assets / Regulatory Capital 12.06% 12.37% 11.39%

Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. Return On Average Tangible Common Equity - Core1 Return on Average Assets - Core1 Efficiency Ratio1 Tangible Common Equity / Tangible Assets1 Performance Metrics

Net Interest Income Noninterest Income Rate Protection Noninterest Expense Net interest income was $63.5 million for the period, as compared to $62.5 million in the previous quarter. The increase reflects a full quarter’s benefit from the investment portfolio repositioning executed during the third quarter. Net Interest Margin expanded during the quarter from 4.45% to 4.47%. Total non-interest income was $9.4 million for the period, as compared to $8.9 million in the previous quarter, excluding the impact of our securities repositioning. The periodic change was driven by increased mortgage production and benefit from the resolution of a previously sold government guaranteed loan. Proactive effort to book variable rate assets subject to floor levels. Excluding the impact of merger-related expenses, total non-interest expense for the quarter was $45.1 million, as compared to $42.9 million for the previous quarter. The increase during the period is primarily attributable the recognition of a $1.0 million reserve for settlement costs related to ongoing litigation as well as a comparative change of $1.2 million in the reserve for unfunded commitments. Quarter over Quarter Walk Q3 Q4 Net Income Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. 1 1

Profitability Revenue Composition1 Profitability Ratios1 Noninterest income is adjusted to exclude and gain/(loss) on securities transactions

Deposits Cost of Deposits Loan Yield Investment Yield Noninterest-bearing deposits constitute 22.4% of total deposits. Interest-bearing demand deposits, including money market and savings, increased 1.9% from 58.9% to 58.5% of total deposits, QoQ. Time deposits decreased 1.7% from 20.9% to 19.2% of total deposits, QoQ. Cost of total deposits decreased 10bps to 1.88%, and cost of interest-bearing deposits decreased 15 bps to 2.43% during the quarter. The comparative decrease was driven by rate cuts during the quarter. Loan yield decreased 17bps to 7.01% quarter-over-quarter, driven by rate cuts during the quarter. Investment yield increased 71bps to 4.92% quarter-over-quarter due to a full quarter impact of the portfolio repositioning that took place during the third quarter. Quarter over Quarter Walk Net Interest Margin Quarter over Quarter +2bps Net Interest Income 4.45% Q3 4.47% Q4 Q3 Q4

Performance Highlights 81.70% Loan-to- Deposit Ratio 98.60% Core Dep. / Total Deposit 1.88% Cost of Total Deposits 2.43% Cost of Int-bearing Deposits 7.01% Yield on Total Loans 6.62% Loan Coupon Yield1 0.07% NCOs / Average Loans 12.06% Classified Assets / Reg. Capital Balance Sheet Loan Coupon exclusive of the impact of derivatives, purchase accounting, non-accrual, mortgage premium amort, and loan fees Noninterest- bearing Time < 100K Time > 100K Savings Money Market Interest- bearing Commercial Real-estate Commercial & Industrial Res. RE Ag. RE Ag. Consumer Deposit Composition Loan Composition Trending Loan-to-Deposit Ratio $5.1B Total Deposits $4.2B Total Loans

Q3 2024 Q2 2025 Q3 2025 Q4 2025 Fed Funds Effective Rate 5.33% 4.33% 4.29% 3.90% Change Since Beginning of Rate Cycle – Sept 2024 -0.07% -1.00% -1.04% -1.43% Loan Coupon 20% 20% 27% IB Deposits 38% 26% 29% Total Deposits 27% 21% 22% Yield / Cost Components Loan Coupon exclusive of the impact of derivatives, purchase accounting, non-accrual, mortgage premium amort, and loan fees Yield Analysis Cumulative Betas Cost Analysis Core Deposits / Total Deposits

Nonperforming Assets1,2 Total Reserve Ratio OREO & Other Rep. Assets excludes Bank owned branch assets, totaling $1.1M, classified as Other Real Estate Owned within the Statements of Condition. NPAs / Assets Includes loans 90+ days past due which are not highlighted in the table. Asset Quality Trends | Quarterly Net Charge-offs / Average Loans Classified Assets

OREO & Other Rep. Assets excludes Bank owned branch assets, totaling $1.1M, classified as Other Real Estate Owned within the Statements of Condition. NPAs / Assets Includes loans 90+ days past due which are not highlighted in the table. Nonperforming Assets1,2 Total Reserve Ratio Asset Quality Trends | Annual Net Charge-offs / Average Loans Classified Assets

Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. EQBK Well Capitalized CAPITAL PRIORITIES Maintain well capitalized regulatory levels Capacity for organic growth Merger & acquisitions Dividend payout ratio targeted at 10-20% Common stock repurchases Dividends Declared Per Share & Dividend Payout Ratio Shares Repurchased & Weighted Avg. Price Per Share 1 Thousands Capital Management The Company’s capital ratios are well capitalized levels as of 12/31/2025

Exclusive of Day 2 Provision from Merger Core Non-interest Income is exclusive of gain / (loss) on securities transactions Core Non-interest Expense is exclusive of merger expenses 4th Quarter 2025 Results Estimates $5,074M $5,000 – 5,100M Avg. Deposits $4,210M $4,250 – 4,300M Avg. Loans $5,642M $5,550 – 5,650M Avg. Earning Assets 4.47% 4.40 – 4.50% Net Interest Margin $(0.0)M $0.5 – 1.5M Provision For Credit Losses1 $9.4M $8.50 – 9.0M Core Non-interest Income2 $45.1M $42 – 44M Core Non-interest Expense3 16.6% 17 – 19% Effective Tax Rate Forward Looking 2026FY $6,200 – 6,300M $5,600 – 5,700M $6,900 – 7,050M 4.20 – 4.35% $6 – 8M $38 – 42M $194 – 198M 22 – 23% Outlook on Key Business Drivers NOTE: Figures presented in this outlook represent forward-looking statements and are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Please see Special Note Concerning Forward-Looking Statements and Focus Variables for Outlook and Forecast

Focus Variables for Outlook & Forecast Our outlook requires clarity around certain variables, including: Economic Environment Customer Needs Cost of Funding Competitive Market Investment Opportunities Political Environment Business activity creates opportunity for lending and deposit growth. Current macro-environment response and resolution will be a significant driver. Directly related to credit quality as well as trust in our business. Impacts rates on our product offerings and applies pressure to earnings. Must be able to manage cost and profit yields effectively. Providing customers with rates and services that are competitive with our peers. Irrational operators may have short term impact on opportunities. Growth strategy must be flexible to the other variables that affect our investment options. U.S. politics affect banking regulations, international relationships, tax policies and more.

Our Markets Source: S&P Capital IQ, Deposit Market data as of 6/30/25. Market rank is based on counties with a EQBK physical presence. 1) Iowa location: loan production office Market Share Kansas #6 Market Rank $2.5B Market Deposits 3.93% Market Share Oklahoma #10 Market Rank $1.3B Market Deposits 1.53% Market Share Missouri #8 Market Rank $1.0B Market Deposits 1.50% Market Share Nebraska – Entered Nebraska with Acquisition of Frontier Bank #9 Market Rank $1.1B Market Deposits 2.12% Market Share Arkansas #10 Market Rank $319M Market Deposits 2.56% Market Share Market Footprint1 Expansion into focus markets of Omaha and Lincoln, create a network that is both diverse and complementary to EQBK’s legacy franchise

Quarter Ended December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 Total stockholder's equity $732,054 $711,892 $635,636 $617,324 $592,918 Goodwill (82,101) (77,573) (53,101) (53,101) (53,101) Core deposit intangibles, net (21,634) (22,895) (12,908) (13,924) (14,969) Naming rights, net (5,703) (5,778) (5,852) (5,926) (957) Tangible Common Equity $622,616 $605,646 $563,775 $544,373 $523,891             Common shares outstanding at period end 18,944,987 19,111,084 17,527,191 17,522,994 17,419,858 Diluted common shares outstanding at period end 19,196,160 19,279,741 17,680,489 17,673,132 17,636,843             Book value per common share $38.64 $37.25 $36.27 $35.23 $34.04 Tangible book value per common share $32.86 $31.69 $32.17 $31.07 $30.07 Tangible book value per diluted common share $32.43 $31.41 $31.89 $30.80 $29.70                         Total assets $6,373,172 $6,356,187 $5,373,837 $5,446,100 $5,332,047 Goodwill (82,101) (77,573) (53,101) (53,101) (53,101) Core deposit intangibles, net (21,634) (22,895) (12,908) (13,924) (14,969) Naming rights, net (5,703) (5,778) (5,852) (5,926) (957) Tangible assets $6,263,734 $6,249,941 $5,301,976 $5,373,149 $5,263,020             Total stockholders' equity to total assets 11.49% 11.20% 11.83% 11.34% 11.12% Tangible common equity to tangible assets 9.94% 9.69% 10.63% 10.13% 9.95% Non-GAAP reconciliations Calculations of tangible common equity and related measures ($ in thousands, except per share data)

Non-GAAP reconciliations

Calculations of return on average tangible common equity and efficiency ratio

($ in thousands, except per share data)

	Quarter Ended				
	December 31, 2025	**September 30, 2025**	**June 30, 2025**	**March 31, 2025**	**December 31, 2024**
Total average stockholders' equity	$725,651	$715,319	$627,103	$605,917	$533,227
Average intangible assets	(108,779)	(95,046)	(72,406)	(72,389)	(69,570)
Average tangible common equity	**$616,872**	**$620,273**	**$544,697**	**$533,528**	**$463,657**
Net income (loss) allocable to common stockholders	22,084	(29,663)	15,264	15,041	16,986
Net gain on acquisition	0	0	0	0	0
Net gain (loss) on securities transactions	(154)	53,352	(12)	(12)	2
Merger expenses	1,481	6,163	355	66	0
Loss on debt extinguishment	0	0	1,361	0	0
Day 2 Merger provision	0	6,228	0	0	0
Amortization of intangible assets	1,390	1,312	1,145	1,144	1,071
Tax effect of intangible assets amortization	(571)	(14,082)	(598)	(252)	(225)
Core net income (loss) allocable to common stockholders	**$24,230**	**$23,310**	**$17,515**	**$15,987**	**$17,834**
Return on total average stockholders' equity (ROAE) annualized	**12.07%**	**(16.45)%**	**9.76%**	**10.07%**	**12.67%**
Average tangible common equity	**$616,872**	**$620,273**	**$554,697**	**$533,528**	**$463,657**
Average impact from core earnings adjustments	1,073	26,487	1,126	473	424
Core average tangible common equity	**$617,945**	**$646,760**	**$555,823**	**$534,001**	**$464,081**
Return on total average tangible common equity (ROATCE) annualized	**14.91%**	**(18.31)%**	**11.69%**	**12.12%**	**15.30%**
Core return on total average tangible common equity (CROATCE) annualized	**15.56%**	**14.30%**	**12.64%**	**12.14%**	**15.29%**
Non-interest expense	$46,857	$49,082	$40,001	$39,050	$37,806
Merger expense	(1,481)	(6,163)	(355)	(66)	0
Amortization of intangible assets	(1,390)	(1,312)	(1,145)	(1,144)	(1,071)
Loss on debt extinguishment	0	0	(1,361)	0	0
Adjusted non-interest expense	$43,716	$41,607	$37,140	$37,840	$36,735
Net interest income	$63,502	$62,485	$49,802	$50,292	$49,473
Non-interest income	9,532	(44,479)	8,589	10,330	8,816
Net gains (losses) from securities transactions	(154)	53,352	(12)	(12)	2
Adjusted non-interest income	$9,378	$8,873	$8,577	$10,318	$8,818
Net interest income plus adjusted non-interest income	**$72,880**	**$71,358**	**$58,379**	**$60,610**	**$58,291**
Non-interest expense to net interest income plus non-interest income	**63.79%**	**272.59%**	**68.51%**	**64.42%**	**64.86%**
Efficiency ratio	**59.98%**	**58.31%**	**63.62%**	**62.43%**	**63.02%**
Average Assets	$6,141,284	$6,084,961	$5,206,950	$5,212,417	$5,163,166
Core non-interest expense to average assets	**2.82%**	**2.71%**	**2.86%**	**2.94%**	**2.83%**

Equity Bancshares, Inc. | 22

Quarter Ended December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 Net income (loss) allocable to common stockholders 22,084 (29,663) 15,264 15,041 16,986 Amortization of intangible assets 1,390 1,312 1,145 1,144 1,071 Tax effect of adjustments (292) (276) (240) (240) (225) Adjusted net income allocable to common stockholders $23,182 $(28,627) $16,169 $15,945 $17,832 Net gain (loss) on securities transactions (154) 52,352 (12) (12) 2 Merger expenses 1,481 6,163 355 66 0 Loss on debt extinguishment 0 0 1,361 0 0 Day 2 Merger provision 0 6,228 0 0 0 Tax effect of adjustments (279) (13,806) (358) (12) 0 Core net income (loss) allocable to common stockholders $24,230 $23,310 $17,515 $15,987 $17,834             Total average assets $6,141,284 $6,085,064 $5,206,950 $5,212,417 $5,163,166 Total average stockholders' equity $725,651 $715,319 $627,103 $605,917 $533,227             Weighted Average Diluted Shares 19,235,412 19,129,726 17,651,298 17,666,834 16,262,965             Diluted earnings (loss) per share $1.15 $(1.55) $0.86 $0.85 $1.04 Core earnings (loss) per diluted share $1.26 $1.21 $0.99 $0.90 $1.10 Return on average assets (ROAA) annualized 1.43% (1.93)% 1.18% 1.17% 1.31% Core return on average assets annualized 1.57% 1.51% 1.35% 1.24% 1.37% Return on average equity (ROAE) 12.07% (16.45)% 9.76% 10.07% 12.67% Core return on average equity 13.23% 12.47% 11.18% 10.69% 13.29% Non-GAAP reconciliations Calculations of return on average assets, average equity and operating income ($ in thousands, except per share data)

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